EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $18634
2. Dividends for a second class of open-end company shares                                                          $10596
3. Dividends for a third class of open-end company shares                                                           $3149


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.34
        2. Dividends from a second class of open-end company shares                                                 $.726
        3. Dividends from a third class of open-end company shares                                                  $.359

Item 74

U)      1. Number of shares outstanding                                                                              54496
        2. Number of shares outstanding for a second class of shares of open-end company shares                      15596
        3. Number of shares outstanding for a third class of shares of open-end company shares                       8937

V)      1. Net asset value per share (to the nearest cent)                                                           24.23
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 49.80
        3. Number of shares outstanding for a third class of shares of open-end company shares                       24.24

Series 2

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $13637
2. Dividends for a second class of open-end company shares                                                          $10861
3. Dividends for a third class of open-end company shares                                                           $1042


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $.238
        2. Dividends from a second class of open-end company shares                                                 $.51
        3. Dividends from a third class of open-end company shares                                                  $.257


Item 74

U)      1. Number of shares outstanding                                                                              57620
        2. Number of shares outstanding for a second class of shares of open-end company shares                      21551
        3. Number of shares outstanding for a third class of shares of open-end company shares                       4081

V)      1. Net asset value per share (to the nearest cent)                                                           25.43
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 51.20
        3. Number of shares outstanding for a third class of shares of open-end company shares                       25.44
